UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2009

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 890-9989

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On December 28, 2009, the United States District Court for the District of Massachusetts entered an order preliminarily approving a proposed settlement of the shareholder derivative action filed on April 22, 2008 against certain current and former directors and officers of NeuroMetrix, Inc., captioned: Mitchell v. Gozani, et al., Case No. 1:08-CV-10674-RWZ.   Pursuant to the order, attached as Exhibits 99.1 and 99.2, respectively, are the Notice of Proposed Settlement of Shareholder Derivative Action and the Stipulation of Settlement. These documents are available on the Company’s website at www.neurometrix.com on the Investor Relations page under SEC Filings.

The full text of the Notice of Proposed Settlement of Shareholder Derivative Action and the Stipulation of Settlement are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Shareholder Derivative Action.

99.2	Stipulation of Settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 31, 2009	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Shareholder Derivative Action.

99.2	Stipulation of Settlement.